CELGENE CORPORATION
86 MORRIS AVENUE
SUMMIT, NJ 07901

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on April 9, 2019 for shares in the 401(k) plan or April 11, 2019 for all other shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Celgene Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on April 9, 2019 for shares in the 401(k) plan or April 11, 2019 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this **WHITE PROXY CARD** and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E56559-S81821

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CELGENE CORPORATION

The Board of Directors recommends you vote FOR the proposals 1, 2 and 3:	**For**	**Against**	**Abstain**
1. Adoption of the Agreement and Plan of Merger, dated as of January 2, 2019, as it may be amended from time to time (the merger agreement), among Bristol-Myers Squibb Company, a Delaware corporation (Bristol-Myers Squibb), Burgundy Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Bristol-Myers Squibb, and Celgene Corporation (Celgene), pursuant to which Burgundy Merger Sub, Inc. will be merged with and into Celgene (the merger).	☐	☐	☐
2. Approval of the adjournment from time to time of the special meeting of the stockholders of Celgene (the Celgene special meeting) if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Celgene special meeting or any adjournment or postponement thereof.	☐	☐	☐
3. Approval, on an advisory (non-binding) basis, of the compensation that will or may be paid or provided by Celgene to its named executive officers in connection with the merger.	☐	☐	☐

NOTE: The shares represented by a proxy, when properly executed, will be voted in the manner directed therein and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

E56560-S81821

CELGENE CORPORATION
Special Meeting of Stockholders
April 12, 2019
This Proxy is Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Mark J. Alles and David V. Elkins, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Celgene Corporation (the "Company") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, on April 12, 2019 at 10:00 A.M., and at any adjournment or postponement thereof.

This proxy also provides voting instructions for shares held by the trustee of the Celgene 401(k) Plan, and directs such trustee to vote at the Special Meeting of Stockholders all of the shares of common stock of Celgene which are allocated to the undersigned's 401(k) plan account in the manner directed on the reverse side of this card. If no direction is given or if direction is received after April 9, 2019 the trustee will vote the shares in the same proportion as to which it has received instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side